Exhibit 28(a)
                                                                March 24, 1995

Ms. Alice M. Peterson                          Ms. Christine L. Linde
Vice President and Treasurer                   Trust Officer
Sears, Roebuck and Co. as Servicer             Bank of America Illinois
Sears Tower                                    as Trustee
Chicago, Illinois  60684                       231 South LaSalle Street
                                               Chicago, Illinois  60697



We have applied certain agreed-upon procedures, discussed below, to the accounting records of Sears, Roebuck and Co. ("Sears") relating to the servicing procedures performed by Sears for the following Sears Credit Account Trusts, Sears Private Credit Account Trusts and Sears Credit Account Master Trusts (collectively the "Trusts") formed pursuant to the applicable Pooling and Servicing Agreements (the "Agreements"):




                                             Date of Applicable
                                             Pooling and
Trust                                        Servicing Agreement


Sears Credit Account Trust 1990A              January 12, 1990
Sears Credit Account Trust 1990B              February 22, 1990
Sears Credit Account Trust 1990C              July 31, 1990
Sears Credit Account Trust 1990D              October 15, 1990
Sears Private Credit Account Trust 1990-I     November 30, 1990
Sears Credit Account Trust 1991A              March 1, 1991
Sears Credit Account Trust 1991B              May 15, 1991
Sears Credit Account Trust 1991C              July 1, 1991
Sears Credit Account Trust 1991D              September 15, 1991
Sears Credit Account Master Trust I           November 18, 1992
Sears Credit Account Master Trust A           February 1, 1993


For purposes of this letter, we have read each of the Monthly Servicer Certificates forwarded by Sears as Servicer to the Trustee pursuant to section 3.04(b) of the Agreements during the calendar year ended
December 31, 1994 (collectively the "Certificates").

For none of the periods referred to therein, nor for any other period, did we perform audit tests for the purpose of expressing an opinion on the individual balances of accounts or summaries of selected transactions as those enumerated in the Certificates and, accordingly, we express no opinion thereon.

For purposes of this letter, however, we have performed the following procedures which were applied, as indicated, with respect to the
Certificates:

          a. We have compared the amounts appearing in the following items as set forth in the Certificates to the applicable month's
Portfolio Monitoring and Monthly Cash Flow Allocations Report:


Trust                                          Items


Sears Credit Account Trust 1990A           3 thru 5, 7 thru 9, and 11
Sears Credit Account Trust 1990B           3 thru 9
Sears Credit Account Trust 1990C           3 thru 5, and 7 thru 9
Sears Credit Account Trust 1990D           3 thru 5, 7 thru 9, and 11
Sears Private Credit Account Trust 1990-I  4 thru 7
Sears Credit Account Trust 1991A           3 thru 5, 7 thru 9, and 11
Sears Credit Account Trust 1991B           3 thru 5, 7 thru 9, and 11
Sears Credit Account Trust 1991C           3 thru 5, 7 thru 9, and 11
Sears Credit Account Trust 1991D           3 thru 5, 7 thru 9, and 11
Sears Credit Account Master Trust I        4 thru 6
Sears Credit Account Master Trust A        4 thru 12

          We found such amounts to be in agreement.

          b. We have proven the mathematical accuracy of the amounts appearing in the following items as set forth in the Certificates based on information obtained from the applicable month's Portfolio Monitoring and Monthly Cash Flow Allocations Report:


Trust                                    Items

Sears Credit Account Trust 1990A          6 and 10
Sears Credit Account Trust 1990C          6
Sears Credit Account Trust 1990D          6 and 10
Sears Credit Account Trust 1991A          6 and 10
Sears Credit Account Trust 1991B          6 and 10
Sears Credit Account Trust 1991C          6 and 10
Sears Credit Account Trust 1991D          6 and 10

It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures referred to above. Also, such procedures would not necessarily reveal any material misstatement of the amounts referred to therein. Further, we have addressed ourselves solely to the foregoing items and amounts as set forth in the Certificates and make no representations as to the adequacy of disclosure or regarding whether any material facts have been omitted.

This letter is intended solely for the information and use of the Board of Directors and management of Sears, Bank of America Illinois as Trustee, and Investor Certificateholders and should not be used for any other purpose.


/S/Deloitte & Touche LLP